SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 22, 2020

(Date of earliest event reported)

Commission File No.: 0-25969
URBAN ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware                                                                                            52-1166660
(State or other jurisdiction of                                                     (I.R.S. Employer Identification No.)
incorporation or organization)

1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
(Address of principal executive offices)

(301) 429-3200
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.
Over the course of the last week, given the movement in the price of the Company's Class A and Class D shares of common stock each of the following directors: Alfred C. Liggins, III,  Catherine L. Hughes, Geoffrey Armstrong, Terry Jones and Brian McNeill have sold shares of the Company's Class A and/or Class D common stock and/or exercised options.  Further, David Kantor, the CEO of the Company Radio Division and Peter D. Thompson, the Company's Chief Financial Officer sold shares of common stock and/or exercised options.  Due to credentialing issues with the EDGAR system, each of these individuals is experiencing delays in filing the relevant Form 4s but will be filing the requisite forms as quickly as possible.  The table below provides information on shares sold by the Directors and Executives between June 16, 2020 and June 22, 2020.  The group may engage in further transactions and these will be reflected in the upcoming filings and/or future filings.

Name and Position	Number of Class A Shares Sold as of June 22, 2020	Number of Class D Shares Sold as of June 22, 2020	Options Exercised as of June 22, 2020
Catherine L. Hughes, Founder and Chairperson of Board	N/A	789,115	N/A
Alfred C. Liggins, President and CEO and Board Member	574,909	N/A	N/A
Geoffrey Armstrong, Board Member	N/A	75,000	N/A
Terry Jones, Board Member	49,557	N/A	N/A
Brian Mc Neil, Board Member	26,434	247,732	66,424
David Kantor, CEO Radio Division	N/A	272,758	436,774
Peter D. Thompson, CFO	N/A	170,958	274,724

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URBAN ONE, INC.
/s/ Peter D. Thompson
June 22, 2020	Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer